UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2004

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On October 28, 2004, The Williams Companies, Inc. ("Williams") provided a "Notice of Reset Announcement and Remarketing" (the "Notice") to all holders of Williams' Income PACS and related 6.50% Senior Notes due 2007(the "Senior Notes") in connection with the remarketing of the Senior Notes that is scheduled to take place on November 10, 2004. In the Notice, Williams indicated that it may submit an order to purchase a portion of the Senior Notes not to exceed the lesser of approximately $222.8 million in aggregate principal amount of the Senior Notes and an amount representing all but $50.0 million in aggregate principal amount of the Senior Notes available to be remarketed and that Williams proposes to retire all the Senior Notes it purchases in the remarketing.

A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

a) None
b) None
c) Exhibits

Exhibit 99.1 Notice of Reset Announcement and Remarketing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

October 28, 2004	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Reset Announcement and Remarketing